Exhibit 10.1

EXCLUSIVE NEGOTIATION AGREEMENT

THIS EXCLUSIVE NEGOTIATION AGREEMENT, together with exhibits and schedules attached hereto, (the “Agreement”) is entered into and effective as of July 10, 2012 (the “Effective Date”) by and between Equilon Enterprises LLC dba Shell Oil Products US, a Delaware limited liability company, having a place of business at 910 Louisiana Street, Houston, Texas 77002 (“Shell”), and Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063 (“Codexis”). Shell and Codexis may each be referred to herein individually as a “Party” or, collectively, as the “Parties.”

WHEREAS, Shell and Codexis entered into a certain Amended and Restated Collaborative Research Agreement, effective as of November 1, 2006, as amended (the “Research Agreement”), pursuant to which the Parties have collaborated to develop certain new biocatalytic processes for use in the conversion of biomass to fuels and/or fuel additives and/or lubricants; and

WHEREAS, the Parties desire to reduce the number of days of advance notice required under Section 2.6(c) of the Research Agreement for Shell to reduce the total number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program and, in exchange for such reduction, the Parties agree to negotiate the terms and conditions of an agreement under which Shell would grant to Codexis certain intellectual property rights.

NOW, THEREFORE, in consideration of the promises and undertakings set forth herein, the Parties hereby agree as follows:

1.	DEFINED TERMS. All terms defined in the Research Agreement shall have the same meaning in this Agreement, unless otherwise expressly defined in this Agreement.

2.	ADVANCE NOTICE REQUIREMENT. Codexis and Shell each agree that the advance notice requirement set forth in Section 2.6(c) of the Research Agreement for the reduction of any number between 13 and < 48 of the total number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program will be changed and reduced from 90 days to 1 day; provided that Shell may not exercise its right under this Section 2 to deliver notice of its intention to reduce the number of such FTEs by any number between 13 and < 48 until August 31, 2012.

3.	EXCLUSIVE NEGOTIATION. In exchange for the reduction in the advance notice requirement set forth in Section 2.6(c) of the Research Agreement, as set forth in Section 2 above, Shell, on behalf of itself and its wholly owned direct and indirect subsidiaries, agrees to negotiate with Codexis exclusively, and in good faith, until September 1, 2012 the terms and conditions of an agreement under which Shell would grant to Codexis certain rights and licenses in the Field of Use to develop, make, use and sell Biocatalysts to Third Parties on a worldwide basis, except Brazil.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which will for all purposes be deemed to be an original.

EQUILON ENTERPRISES LLC		CODEXIS, INC.
DBA SHELL OIL PRODUCTS US

By:	/s/Phillip Baxley	By:	/s/John J. Nicols
Name:	Phillip Baxley	Name:	John J. Nicols
Title:	Attorney in Fact	Title:	President and Chief Executive Officer

Exclusive Negotiation Agreement